Exhibit 99.1

Earnings Conference Call
May 6, 2020
8:00 a.m. CST
1 (800) 446-1671 (North America)
1 (847) 413-3362 (Outside North America)
Webcast: ir.distributionnow.com

NOW Inc. Reports First Quarter 2020 Results

HOUSTON, TX, May 6, 2020 — NOW Inc. (NYSE: DNOW) announced results for the first quarter ended March 31, 2020.

Financial Highlights

•	Revenue was $604 million for the first quarter of 2020

•	Net loss was $331 million and non-GAAP net loss excluding other costs was $8 million for the first quarter of 2020

•	Diluted loss per share was $3.03 and non-GAAP diluted loss per share excluding other costs was $0.07 for the first quarter of 2020

•	Non-GAAP EBITDA excluding other costs for the first quarter of 2020 was $2 million

•	Cash provided by operating and investing activities was $28 million for the first quarter of 2020

•	Cash and cash equivalents was $202 million and long-term debt was zero at March 31, 2020

•

Current initiatives expected to generate approximately $100 million of warehousing, selling and administrative savings in 2020 compared to 2019, including 1,250 completed headcount reductions this year

Refer to Supplemental Information in this release for GAAP to non-GAAP reconciliations.

Dick Alario, Interim CEO of NOW Inc., noted, “The market faces a challenging environment due to steep declines in oil prices, rig counts and worldwide oil demand. Through our financial discipline, we entered this unprecedented period with zero debt, over $200 million in cash and access to ample liquidity under our credit facility. We have accelerated our structural transformation, which includes streamlining our organization and deploying technology to create additional customer value and revenue through our DigitalNOW® investment.

“While the timing of a recovery is uncertain, I am confident DNOW will be a much leaner, transformed company, well-positioned to capitalize on the next market upswing.”

Prior to the earnings conference call a presentation titled “NOW Inc. First Quarter 2020 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and DNOW brands. Through its network of approximately 220 locations and 3,150 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

David Cherechinsky

Senior Vice President and Chief Financial Officer

(281) 823-4722

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$202	$183
Receivables, net	366	370
Inventories, net	434	465
Assets held-for-sale	—	34
Prepaid and other current assets	18	15

Total current assets	1,020	1,067
Property, plant and equipment, net	112	120
Deferred income taxes	2	2
Goodwill	—	245
Intangibles, net	—	90
Other assets	62	67

Total assets	$1,196	$1,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$258	$255
Accrued liabilities	119	127
Liabilities held-for-sale	—	6
Other current liabilities	8	8

Total current liabilities	385	396
Long-term operating lease liabilities	31	34
Deferred income taxes	—	4
Other long-term liabilities	12	13

Total liabilities	428	447
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 109,308,266 and 109,207,678 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	2,046	2,046
Accumulated deficit	(1,112)	(775)
Accumulated other comprehensive loss	(167)	(128)

Total stockholders’ equity	768	1,144

Total liabilities and stockholders’ equity	$1,196	$1,591

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
Revenue	$604	$785	$639
Operating expenses:
Cost of products	487	627	514
Warehousing, selling and administrative	130	135	134
Impairment charges	320	—	128

Operating profit (loss)	(333)	23	(137)
Other expense	—	(4)	(2)

Income (loss) before income taxes	(333)	19	(139)
Income tax provision (benefit)	(2)	1	—

Net income (loss)	$(331)	$18	$(139)

Earnings (loss) per share:
Basic earnings (loss) per common share	$(3.03)	$0.17	$(1.27)

Diluted earnings (loss) per common share	$(3.03)	$0.16	$(1.27)

Weighted-average common shares outstanding, basic	109	109	109

Weighted-average common shares outstanding, diluted	109	109	109

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
Revenue:
United States	$441	$600	$468
Canada	78	86	76
International	85	99	95

Total revenue	$604	$785	$639

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
GAAP net income (loss) (1)	$(331)	$18	$(139)
Interest, net	—	2	—
Income tax provision (benefit)	(2)	1	—
Depreciation and amortization	10	10	11
Other costs (2)	325	—	133

EBITDA excluding other costs	$2	$31	$5

EBITDA % excluding other costs (3)	0.3%	3.9%	0.8%

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION

(UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
GAAP net income (loss) (1)	$(331)	$18	$(139)
Other costs, net of tax (4) (5)	323	(5)	133

Net income (loss) excluding other costs (5)	$(8)	$13	$(6)

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
GAAP diluted earnings (loss) per share (1)	$(3.03)	$0.16	$(1.27)
Other costs, net of tax (4)	2.96	(0.04)	1.22

Diluted earnings (loss) per share excluding other costs (5)	$(0.07)	$0.12	$(0.05)

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)	Other costs for the three months ended March 31, 2020 included impairment charges, as well as, net separation and transaction-related expenses, which are included in operating loss.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

Other costs, net of tax, for the three months ended March 31, 2020 included an expense of $2 million from changes in the valuation allowance recorded against the Company’s deferred tax assets; as well as, $316 million related to the impairment charges of goodwill, intangibles and other assets and $5 million in net separation and transaction-related expenses. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs.

(5)	Totals may not foot due to rounding.

4